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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-147524) of our report dated February 7, 2008 relating to the financial statements of Third Wave Acquisition Corp. (a corporation in the development stage), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 4, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM